EXHIBIT 10.14
                                                                   -------------

                                    AGREEMENT

     Agreement made as of April 9, 2006, by and among Empire Gold Corp. ("Empire") and Saddle River Associates, Inc. ("Saddle River").

                                  Introduction

     Empire desires to retain Saddle River to find a Qualified Acquisition Partner as hereinafter defined; and Saddle River agrees to assist in introducing prospective Qualified Acquisition Partner candidates to Empire and to assist Empire in the business aspects of any such transaction.

                                    Agreement

     1. For purposes of this agreement the following terms shall have the meanings set forth below:

"Qualified Acquisition Partner" shall be a corporation not conducting business, not a party to any contact, agreement or lease and without any liabilities which has over 200 shareholders who meet the holding period requirements under. Rule 144 promulgated under the Securities Act of 1933 (the "Act").

"Transaction" shall refer to any transaction pursuant to which the shares of Empire are acquired by a Qualified Acquisition Partner and the shareholders of Empire will own 85% of the outstanding shares of the Qualified Acquisition Partner on a fully diluted basis.


     2. Empire agrees to pay Saddle River as a partial fee for the services to be performed hereunder as follows:

     i    $ 250,000.00 within 30 days of execution of this agreeme

     ii If Empire enters into an agreement for a Transaction with a Qualified Acquisition Partner introduced by Saddle River, an additional fee of $150,000.00 shall be payable upon receipt by Empire of gross proceeds totaling in excess of $1,000,000 constituting a portion of the next round of equity financing consummated by Empire. The fee is payable on the earlier of 120 days after the agreement is executed or upon consummation of a Transaction. The fee is payable even if Empire does not consummates a Transaction.

The fee shall provided in this section and section and section 3 shall be payable without reduction even if Saddle River is a shareholder of a Qualfied Acquisition Partner.

     3. Upon the consummation of Empire's next equity financing during the term hereof (the "Next Financing). For the purposes of this agreement, "Next Financing" shall mean the offering by the Company of equity or debt securities which if all sold would result in gross proceeds to the Company of not less than $3,000,000 ("Required Amount")., When Empire receives gross proceeds pursuant to the Next Financing of one half the Required Amount Empire shall issue to Saddle River a stock purchase warrant attached (the "Warrant"), representing the right to purchase up to 500,000 shares of Empire common stock, $0.001 par value per share (the "Warrant Shares"). The Warrant shall, unless sootier terminated as provided therein, have a term of 5 years from the date of issuance and shall be exercisable at a price equal to $.50 per share subject to adjustment as set forth in the Warrant. In addition for each additional $1,000,000 of proceeds, or portion thereof, Saddle River shall receive 100,000 additional Warrants (or pro rata portion) up to 500,000 warrants.

     4. This agreement shall terminate on April 30, 2007 if the agreement for the Transaction shall not have been executed by a Qualified Acquisition Partner and Empire; provided, however, either party hereto will have the right to terminate this agreement by giving written notice at any time if the other party shall have failed, refused, or been unable to perform any of its obligations hereunder. Compensation shall survive termination, except as otherwise provided.

     5. Nothing herein shall obligate Empire to enter into any agreement for a any Transaction with a Qualified Acquisition Partner presented to Empire by Saddle River.

     6. Empire agrees that, from and after the date hereof until the expiration or earlier termination of this agreement, neither Empire nor any of its directors, officers, shareholders, partners, agents, investment bankers, or other representatives, shall, directly or indirectly, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to a merger, consolidation or business combination with, Empire (a "Acquisition Proposal"), or (b) participate in any discussions or negotiations regarding or furnish to any other person any information with respect to or otherwise cooperate in any way, assist facilitate or encourage any Acquisition Proposal by any other person.

If Empire, in breach of the provisions herein consummates a transaction covered by an Acquisition Proposal then Empire hall pay to Saddle River an amount equal to $750,000.

     7. All notices, demands, requests, consents, approvals or other communications (each of the foregoing, a "Notice") required or permitted to be given hereunder or pursuant hereto or that are given with respect to this Agreement to either/any party hereto shall be in writing and shall be (a) sent by either registered or certified mail, postage prepaid and return receipt requested, (b) sent by both facsimile transmission with receipt of transmission confirmed electronically or by telephone and by regular first class mail, or (e) sent by reputable overnight courier service with charges prepaid and delivery confirmed, to the intended recipient at its respective address as set forth below or such other address given by notice hereby:



         If to Saddle River:

               Saddle River Associates, Inc 400
               Rella Blvd, Suite 174 Montebello,
               New York 10901

         If to Empire:

               Empire Gold Corp.,
               410 Park Avenue, 15th Floor, New
               York NY 10022

 Any notice delivered or sent as provided above shall be deemed given when so delivered or sent and shall be deemed received (a) three (3) business days after being mailed, (b) when sent by facsimile transmission, or (c) one (1) business day after being sent by courier.

     8. Empire shall have no obligation to reimburse Saddle River for out-of-pocket costs and expenses related to the services to be provided as described herein.

     9. This Agreement represents the entire agreement of the parties and may not he amended or modified except in writing; provided, the parties have entered or will enter into separate consulting arrangements which shall not be modified by this agreement nor shall any such agreement modify this agreement, unless so stated expressly herein or therein.

     10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The sole and exclusive forum for any dispute arising hereunder shall be the State or Federal Courts situated in New York County. This Agreement constitutes the full, complete, and final expression of the parties' understanding with respect to the subject matters set forth herein and may only be modified in a written agreement executed by the parties hereto.

IN WITNESS WHEREOF, an authorized representative of each of the parties have executed this Agreement as of the above date.

                                   Saddle River Associates, Inc.



                                   By /s/
                                      ------------------------------------------
                                      Name:
                                      Title:  Pres.


                                   Empire Gold Corp.



                                   By: /s/ Pini Althaus
                                      ------------------------------------------
                                      Name: Pini Althaus
                                      Title: President & CEO

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR TRANSFERRED FOR VALUE, DIRECTLY OR INDIRECTLY, IN THE ABSENCE OF SUCH REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF EMPIRE OIL, INC,


                                EMPME GOLD CORP.

                WARRANT TO PURCHASE SHARES OF COMMON STOCK

Date of Issuance:                                      Certificate No. W-_______

     FOR VALUE RECEIVED, Empire Gold Corp., a Nevada corporation (the "Company"), hereby grants to SADDLE RIVER ASSOCIATES, INC. or its registered assigns (the Registered Holder") the right to purchase from the Company FIVE HUNDRED THOUSAND (500,000) shares of Warrant Stock at a price per share of $0.50, and FIVE HUNDRED THOUSAND (500,000) shares of Warrant Stock at a price per share of $0.50 (in each instance, as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is issued pursuant to the terms of that certain agreement among the Company and the Registered Holder, dated as of ___________________(as amended, supplemented or otherwise modified from time to time, the "Agreement"). Certain capitalized terms used herein are defined in
Section 3 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     This Warrant is subject to the following provisions:

     Section I. Exercise of Warrant.

     1A.Exercise Period. Subject to paragraph 1B hereof, the Registered Holder may exercise, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to tune after the Date of Issuance to and including the second anniversary of the date thereof (the "Exercise Period").


                                  Exhibit A-1

     1B. Exercise Procedure.

     (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time")

          (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

          (b) this Warrant; and

          (c) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price").

     (ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

     (iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

     (iv) The issuance of certificates for shares of Warrant Stock upon exercise this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

     (v) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

     (vi) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof; be conditioned upon the consummation



                                   Exhibit A-2
of the public, offering or the sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

     (vii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Wan-ant, such number of shares of Warrant Stock issuable upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

     1C. Exercise Agreement. Upon any exercise of o this Warrant, the Exercise Agreement shall be substantially in the form set forth in Annex I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder. it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

     1D. Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of paragraph IA, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

     IE. Restrictive Legend. Unless registered under the Securities Act of 1933, as amended (the "Act"), each certificate for Warrant Stock purchased upon exercise of this Warrant shall bear a legend as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR OTHERWISE IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE LAW.




                                  Exhibit A-3

     Section 2. Adjustment of Exercise Price and Number of Shares. The Exercise Price shall be subject 1 o adjustment from time to time as provided in this
Section 2, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

     2A. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares or Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.


     (b) In case, after the date hereof, there occurs any reclassification or change of the outstanding securities or there occurs any merger, or share exchange or other transaction whether by agreement or otherwise, pursuant to which the holders of the company shares are required to exchange their shares for other securities, including securities of another entity, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such event shall be entitled to receive, in lieu of common stock, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this warrant immediately prior thereto.

     2B.Notices. Promptly following any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

     Section 3, Definitions. The following terms have meanings set forth below:

     "Common Stock" means, collectively, the Company's Common Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

     "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security





                                  Exhibit A-4
is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shaft be the fair value thereof determined jointly by the Company and the Registered Holders; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser selected by the Company and approved by the Registered Holder (such approval not to be unreasonably withheld). The determination of such appraiser shall be final and binding on the Company and the Registered Holder, and the fees and expenses of such appraiser shall be paid by the Company,

     "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof,

     "Warrant Stock" means the Company's Common Stock, par value 50.001 per share.

     Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Agreement.

     Section 4. No Voting Rights; Limitations of Liability. Except as otherwise set forth in this Warrant, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

     Section 5. Transfer Limitation. This Warrant and all rights hereunder shall not be transferable, or assignable except as provided in the restrictive legend. Any transferee shall be referred to as a registered Holder or Holder and shall have their rights hereunder.

     Section 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and exercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     Section 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction,



                                   Exhibit A-5
upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost; stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate,

     Section 8. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally or sent by reputable overnight courier service (charges prepaid) and shaft be deemed to have been given when so delivered or sent (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records or the Company (unless otherwise indicated by any such holder)

     Section 9. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended by the Company in any manner that does not adversely affect the right of the Registered Holder. The provisions of this Warrant may also be amended and the Company may take any action herein prohibited, or omit to perfom any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder,

     Section 10. Descriptive Readings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles.



                               *    *   *    *

                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK

























                                  Exhibit A-6

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance het vol.


                                    EMPIRE GOLD CORP.



                                    By:_________________________________________

                                    Its_________________________________________

Attest:




__________________________________________
                Secretary

                                                                         ANNEX I

                                 EXERCISE AGREEMENT
                                                          Dated:

                  (To be signed only upon exercise of Warrant)


To:__________________________________

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________________________________________
(______________________)(10 shares of Common Stock of Empire Oil, Inc. ( the "Company") and herewith makes payment of _______________________________________
Dollars ($____________________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, whose address is
____________________________________________________________________________.

     The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such Common Stock makes to the Company the representation and warranties set forth or the investment representation statement attached hereto.

DATED:______________________________

(Signature must conform in all respects to, name of Holder as specified OD the face of the Warrant)


_____________________________________

_____________________________________
















______________________________

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.